BUFFALO FUNDS


                       KORNITZER CAPITAL MANAGEMENT, INC.

                              --------------------




                                 CODE OF ETHICS



                              (Amended and Restated
                                 January, 2006)






                                          Barry Koster, Chief Compliance Officer
                                Kornitzer Capital Management, Inc./Buffalo Funds
                                                            5420 West 61st Place
                                                      Shawnee Mission, KS  66205
                                                         Telephone: 913-677-7778
                                                         Facsimile: 913-831-6263
                                                 E-mail:bkoster@buffalofunds.com


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                                TABLE OF CONTENTS
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I.       Purpose of Code.....................................................................................1

II.      Why Do We Have a Code of Ethics?....................................................................1

III.     Does the Code of Ethics Apply to You?...............................................................1

         A.       Investment Persons.........................................................................2

         B.       Access Persons.............................................................................2

         C.       Non-Access Persons.........................................................................2

         D.       Independent Directors......................................................................2

IV.      Restrictions on Personal Investing Activities.......................................................3

         A.       Pre-clearance of Personal Securities.......................................................3

         B.       Additional Restrictions....................................................................3

                  1.       Initial Public Offerings..........................................................3

                  2.       Private Placements................................................................4

                  3.       Short-Term Trading Profits........................................................4

         C.       Blackout Period............................................................................4

V.       Reporting Requirements..............................................................................4

         A.       Initial Disclosure of Personal Securities Holdings.........................................4

         B.       Quarterly Report of Securities Transactions................................................4

         C.       Annual Report of Securities Holdings.......................................................5

         D.       Duplicate Confirmations and Account Statements.............................................5

VI.      Can there be any exceptions to the restrictions?....................................................6

VII.     Confidential Information............................................................................6

VIII.    Fiduciary Relationship..............................................................................7

IX.      Conflicts of Interest...............................................................................7

X.       General Outside Activities..........................................................................8

XI.      Do you have to report violations of the Code of Ethics?.............................................8

XII.     What happens if you violate the rules in the Code of Ethics?........................................8

XIII.    Annual Certification of Compliance with the Code....................................................9

XIV.     Reporting to Fund Directors/Trustees................................................................9

XV.      Approval of Code of Ethics..........................................................................9

APPENDIX 1:  DEFINITIONS....................................................................................10

         1.       "Beneficial Ownership"  See "Appendix 2:  What is Beneficial Ownership?"..................10

         2.       "Code-Exempt Security"....................................................................10
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         3.       "Initial Public Offering".................................................................10

         4.       "Private Placement".......................................................................10

         5.       "Security"................................................................................11

APPENDIX 2:  WHAT IS "BENEFICIAL OWNERSHIP"?................................................................12

         1.       Are securities held by family members "beneficially owned" by me?.........................12

         2.       Are securities held by a company I own also "beneficially owned" by me?...................12

         3.       Are securities held in trust "beneficially owned" by me?..................................12

         4.       Are securities in pension or retirement plans "beneficially owned" by me?.................13

         5.       Examples of Beneficial Ownership..........................................................13

SCHEDULE A: AFFILIATED MUTUAL FUNDS.........................................................................14

EXHIBIT A:  SECURITIES TRADING REQUEST AND AUTHORIZATION FORM...............................................15

EXHIBIT B:  INITIAL CODE OF ETHICS REPORT...................................................................16

EXHIBIT C:  QUARTERLY SECURITIES REPORTING FORM.............................................................17

EXHIBIT D:  ANNUAL CODE OF ETHICS CERTIFICATION.............................................................18
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                       KORNITZER CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

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     Terms which are in BOLD ITALICS in the text are defined in Appendix 1.
--------------------------------------------------------------------------------

I.       PURPOSE OF CODE

     The Code of Ethics establishes rules that govern personal investment activities of the officers, directors/trustees, employees (and certain contractors) of Kornitzer Capital Management, Inc. ("KCM") and each of the registered investment companies within the Buffalo Funds group (the "Buffalo Funds"). It governs investment activities relating to the registered investment companies KCM manages LISTED ON SCHEDULE A TO THIS CODE OF ETHICS (the "Funds") and the individually managed accounts of KCM (collectively with the Funds, "Clients"). The Chief Compliance Officer of KCM and the Buffalo Funds and Fund shareholders, Barry Koster, or his successor, administers this Code of Ethics.

II.      WHY DO WE HAVE A CODE OF ETHICS?

         A.       WE WANT TO PROTECT OUR CLIENTS

              We have a duty to place the interests of Clients first and to avoid even the appearance of a conflict of interest. By doing so, we earn and keep the trust of Clients. We must conduct ourselves and our personal SECURITIES transactions in a manner that does not create a conflict of interest with the Clients, a perceived conflict of interest, or take unfair advantage of our relationship with our Clients.

         B.       FEDERAL LAW REQUIRES THAT WE HAVE A CODE OF ETHICS

              The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have in place safeguards to prevent behavior and activities that might disadvantage our Clients and violate the federal securities laws. These safeguards are embodied in this Code of Ethics.(1)

III.     DOES THE CODE OF ETHICS APPLY TO YOU?

       YES! All directors/trustees, officers, employees and certain contractor personnel of KCM and the Buffalo Funds must observe the principles contained in the Code of Ethics. Any officer, director/trustee, employee, or contractor of KCM or the Buffalo Funds who is already subject to a substantially similar Code of Ethics determined by the Chief Compliance Officer because of their association with a separate company, may be exempt from this Code of Ethics. There are different categories of restrictions on personal investing activities; the category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category.

----------
(1) Rules 204-2 and 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.

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                                 CODE OF ETHICS
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     DUE TO THE SIZE OF KCM AND THE ACCESSIBILITY TO PROPRIETARY AND CORPORATE
     INFORMATION, ALL EMPLOYEES (AND CERTAIN CONTRACTOR PERSONNEL) OF KCM UPON HIRING ARE CONSIDERED TO BE EITHER AN ACCESS OR INVESTMENT PERSON. ALL EMPLOYEES AND CONTRACT PERSONS WILL BE NOTIFIED OF THEIR DESIGNATION BY THE CHIEF COMPLIANCE OFFICER.

       The range of categories is as follows:

--------------------------------------------------------------------------------
FEWEST RESTRICTIONS                                            MOST RESTRICTIONS
--------------------------------------------------------------------------------
NON-ACCESS PERSON                 ACCESS PERSON                INVESTMENT PERSON
--------------------------------------------------------------------------------

       In addition, there is a fourth category for the Independent Directors/Trustees of the Funds. The standard profile for each of the categories is described below:

A.       INVESTMENT PERSONS

              Investment Persons are those employees entrusted with direct responsibility and authority to make investment decisions affecting one or more Clients, financial analysts, investment analysts, traders and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.

B.       ACCESS PERSONS

              You are an Access Person if you are an officer or director/trustee of KCM or any Buffalo Fund. You are also considered to be an Access Person if you are an officer, director, employee or contractor of KCM (or of any company in a control relationship to KCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of SECURITIES for Client portfolios, or whose functions relate to the making of any recommendations with respect to such purchases or sales of SECURITIES for Client portfolios. Furthermore, any natural person in a control relationship to KCM who obtains information concerning recommendations made to a Client with regard to the purchase or sale of SECURITIES for Client portfolios, is also an Access Person.

              FOR THE PURPOSES OF KCM AND THE BUFFALO FUNDS, ALL KCM EMPLOYEES ARE DEEMED TO BE ACCESS PERSONS.

C.       NON-ACCESS PERSONS

              If you receive this code and are not an officer, director/trustee, or employee of KCM or the Buffalo Funds, AND you do not fit into any of the above categories, you are a Non-Access Person. Non-Access Persons normally do not receive confidential information about Clients' portfolios so, unless you do receive such confidential information, you are subject to the Code but not subject to the reporting, pre-clearance or blackout periods.

D.       INDEPENDENT DIRECTORS

              If you are a director or trustee of a Buffalo Fund and are not an "interested person" of the Fund as defined in the Investment


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                                 CODE OF ETHICS
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              Company Act of 1940 ("Independent Director"), you are subject to this Code of Ethics, but are not subject to pre-clearance or reporting requirements. However, if you knew or, in the ordinary course of fulfilling your official duties as a director, should have known that during the 15-day period immediately before or after your transaction in a SECURITY, KCM purchased or sold the same SECURITY, or considered purchasing or selling the SECURITY for any Clients, you will be considered an Access Person for purposes of trading in that SECURITY and must receive pre-clearance of trades of the SECURITY and file quarterly reports with respect to the SECURITY.

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         A.       PRE-CLEARANCE OF PERSONAL SECURITIES

              Before either of the following things happen:

              o   the purchase or sale of a SECURITY for your own account; OR

              o the purchase or sale of a SECURITY for an account for which you are a direct or indirect BENEFICIAL OWNER.

                  A SECURITY subject to these requirements is defined in Appendix 1. CODE-EXEMPT SECURITIES, as defined in Appendix 1, are exempt from this Code of Ethics.

              You must follow the following pre-clearance procedures:(2)

              1. Pre-clear the transaction with KCM's Equity or Fixed Income Trader and one Portfolio Manager of KCM. Complete an appropriate SECURITIES TRADING REQUEST AND AUTHORIZATION FORM, found in EXHIBIT A.

              2 Submit trade clearance form to the Chief Compliance Officer. In the event that the Chief Compliance Officer is absent, trades must be pre-cleared with KCM's Equity or Fixed Income Trader and two portfolio managers for the duration of the Chief Compliance Officer's absence.

              3. If you receive pre-clearance for the transaction you have 3 business days to execute your transaction. Otherwise, if you do not complete the transaction, you must seek pre-approval again. The counting of business days includes the day of request if submitted and approved prior to close of the markets.

               All securities listed on the submitted Securities Trading Request and Authorization Form are reviewed with a trader and a portfolio manager to determine whether KCM Clients own the SECURITY and whether KCM clients are trading or considering trading in the SECURITY. If the SECURITY is being traded or if trades are being considered, the request will be denied. The request may be resubmitted at a later date.

B.       ADDITIONAL RESTRICTIONS

1.       INITIAL PUBLIC OFFERINGS

                    You may not acquire SECURITIES issued in an INITIAL PUBLIC OFFERING.

----------
(2) The Chief Compliance Office may change the policies and procedures of this required preclearance at any time as deemed necessary in his sole discretion to adhere to the intent and purpose of the Code of Ethics.

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                                 CODE OF ETHICS
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              2.    PRIVATE PLACEMENTS

                    Before you acquire any SECURITIES in a private placement, you must obtain prior written approval from the Chief Compliance Officer. Once you receive approval, you may not participate in any subsequent consideration of an investment in that issuer for any of the Clients.

              3.    SHORT-TERM TRADING PROFITS

                    You may not profit from any purchase and sale, or sale and purchase, of the same or equivalent SECURITIES within sixty
                    (60) calendar days.

         C.       BLACKOUT PERIOD

              If you are an Access or Investment Person, you may not purchase or sell a SECURITY within seven (7) days before and after Clients execute a trade in that SECURITY.

V.       REPORTING REQUIREMENTS

         A.       INITIAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS

              No later than 10 days after becoming an Access or Investment Person, you must report all SECURITIES holdings to the Chief Compliance Officer. The report must include all SECURITIES directly or indirectly BENEFICIALLY OWNED by you. See Appendix 2 for the definition of BENEFICIAL OWNERSHIP. Additionally, the report must include the title of the SECURITY, the number of shares held, the principal amount of the SECURITY, and the date the report was submitted. The name of any broker, dealer or bank with which the Access or Investment Person maintained an account in which any securities are held must also be reported as of the date the person became an Access or Investment Person. The portfolio holding information must be current as of a date 45 days prior to the person becoming an Access or Investment Person.

              THIS REPORT MUST BE ACCOMPANIED BY THE INITIAL CODE OF ETHICS REPORT, SEE EXHIBIT B.

         B.       QUARTERLY REPORT OF SECURITIES TRANSACTIONS

              Each quarter you must report the purchase or sale of a SECURITY in which you have any direct or indirect BENEFICIAL OWNERSHIP, if not previously reported. AGAIN, APPENDIX 2 DEFINES THE BENEFICIAL OWNERSHIP YOU MUST REPORT.

              You must file your quarterly transaction reports no later than 30 days after the end of each calendar quarter. Additionally, you will be asked to certify that all securities transactions for each calendar year quarter have been reported and the report must be submitted no later than 30 days after the end of each quarter. USE THE QUARTERLY SECURITIES REPORTING FORM ATTACHED AS EXHIBIT C.

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                                 CODE OF ETHICS
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              Quarterly transaction reports must provide the following
              information about each transaction:

              o The date of the transaction, the title, the interest rate and maturity date (if applicable), the description and number of shares, and the principal amount of each SECURITY involved;

              o The nature of the transaction (i.e., a purchase, sale or any other type of acquisition or disposition);

              o   The transaction price;

              o The name of the broker, dealer or bank through whom the transaction was effected;

              o   The date you submit the report.

              The following items are exempt from these requirements on quarterly reporting of securities transactions:

              o Transactions effected pursuant to an automatic investment plan. Automatic investment plan means a program in which regular periodic purchases or withdrawals are made automatically in investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. However, any transaction that overrides the preset schedule or allocations of the automatic investment plan is subject to the pre-clearance and reporting requirements of this Code of Ethics.

              o Quarterly transaction reports which duplicate information contained in broker trade confirmations or account statements sent to the Chief Compliance Officer so long as the confirmations or statements are received by the Chief Compliance Officer no later than 30 days after the end of the applicable quarter.

         C.       ANNUAL REPORT OF SECURITIES HOLDINGS

              All Access and Investment Persons must annually provide to the Chief Compliance Officer a report of all SECURITIES holdings for which you are a registered owner or in which you have a direct or indirect BENEFICIAL OWNERSHIP interest. The report must include the title of the SECURITY, the number of shares held and the principal amount of the SECURITY. The name of any broker, dealer or bank with which the Access or Investment Person maintained an account in which any SECURITIES were held, and the date the report was submitted must also be reported. The annual report must be submitted by January 31. The information must be current as of a date no more than 45 days before the report was submitted. THE ANNUAL REPORT MUST BE ACCOMPANIED BY THE ANNUAL CODE OF ETHICS CERTIFICATION ATTACHED AS EXHIBIT D.

         D.       DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS

              It is strongly recommended that you instruct your broker-dealer to send duplicate trade confirmations of all transactions (excluding transactions in CODE-EXEMPT SECURITIES) and monthly or quarterly account statements in which you have a direct or indirect BENEFICIAL OWNERSHIP to:

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                                 CODE OF ETHICS
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              Barry Koster
              Chief Compliance Officer
              Kornitzer Capital Management, Inc./Buffalo Funds
              P.O. Box 1083
              Mission, KS 66222-1083

              Duplicate confirmations and account statements sent to the Chief Compliance Officer may satisfy the quarterly reporting requirements for securities transactions; provided, they contain all relevant information and are received by the Chief Compliance Officer by the deadlines previously stated.

              Please note that "your broker-dealer" includes both of the following:

              o a broker or dealer with whom you have a SECURITIES brokerage account; AND

              o a broker or dealer who maintains an account for a person whose trades you must report because you are deemed to be a direct or indirect BENEFICIAL OWNER.

VI.      CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

       YES. THE CHIEF COMPLIANCE OFFICER MAY GRANT LIMITED EXEMPTIONS TO SPECIFIC PROVISIONS OF THE CODE OF ETHICS ON A CASE-BY-CASE BASIS.

         A.       HOW TO REQUEST AN EXEMPTION

              Send a written request to the KCM/Buffalo Funds' Chief Compliance Officer detailing your situation.

         B.       FACTORS CONSIDERED

              In considering your request, the Chief Compliance Officer or his designee will grant your exemption request if he is satisfied that:

              o your request addresses an undue personal hardship imposed on you by the Code of Ethics;

              o   your situation is not contemplated by the Code of Ethics; and

              o your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

         C.       EXEMPTION REPORTING

              All exemptions granted must be reported to the Boards of Directors/Trustees of the Buffalo Funds. The Boards of Directors/Trustees may choose to delegate the task of receiving and reviewing reports to a Committee comprised of Independent Directors/Trustees.

VII.     CONFIDENTIAL INFORMATION

       All information about Client SECURITIES transactions or holdings, actual or contemplated, is confidential. You must not disclose, except as


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       required by the duties of your employment, SECURITIES transactions or holdings of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any SECURITY. These restrictions do not apply to information that has already been publicly disclosed.

VIII.    FIDUCIARY RELATIONSHIP

       In most instances, you may be deemed to have a fiduciary duty to act in the Client's best interest at all times and place the Client's interests first. The determination of whether a fiduciary relationship exists involves complex factual and legal inquiries and determinations. You must refrain from reaching your own conclusions as to whether a fiduciary relationship exists. For general guidance, you should conduct yourself as if you are a fiduciary in your conduct and relationships with Clients.

IX.      CONFLICTS OF INTEREST

       You must seek to avoid any event, transaction or position that might be deemed to create a potential conflict of interest with any Client's interest. Any variety of activities, events or matters may cause a potential conflict of interest, and if any question exists, the course of action is to refrain from the activity, event or matter.

       Certain activities create such a potential for a conflict of interest that KCM and Buffalo Funds prohibit officers, directors/trustees and employees of Buffalo Funds and KCM (and contractors) from these activities. Independent directors/trustees of the Buffalo Funds are not subject to the following prohibitions. You must receive prior written approval before doing any of the following:

              o Negotiate or enter into any business or other transaction with a Client other than pursuant to investment or management agreements.

              o Negotiate or enter into any agreement on behalf of a Client with any business concern doing or seeking to do business with a Client if the officers, directors or employees of KCM, Buffalo Funds (or contractor) has an interest in the business concern.

              o Enter into an agreement, negotiate or otherwise do business on behalf of a Client with a personal friend.

              o Serve on the board of directors of, or act as consultant to, any publicly-traded corporation.

       Further, if any person living in the same house with you or related person contemplates any of these listed activities, you must notify the Chief Compliance Officer of such activity. The person living in the same household or related person is prohibited from these activities, and you must so inform such person of such prohibition. You may be subject to disciplinary action, including termination, if the person living in the same house or related person pursues such activity. You may be deemed to be entering into any activity the same as if you were the person living in your house or the related person. Serving on a board of directors of, or acting as a consultant to, any publicly-traded corporation is an exemption to these prohibitions, in which case written notification to the Chief Compliance Officer is required.

       If you are an Independent Director/Trustee, you cannot serve as officer of, director of, employee of, OR consultant to any corporation or other business entity which:

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              o   engages in an activity in competition with a Fund; OR

              o which is engaged in any activity that would create a conflict of interest with your duties; UNLESS

              o you receive prior approval of the other Independent Directors/Trustees. These prohibitions also apply to anyone who lives in the same household with you.

X.       GENERAL OUTSIDE ACTIVITIES

       You must obtain prior written approval from the Chief Compliance Officer before engaging in any outside activities, including writing articles for publication, involving Clients, securities, investments, finances or related matters, whether or not compensated for these activities.

       Involvement in purely social, religious, educational, charitable, civic, political or fraternal organizations typically does not require prior approval. However, if the involvement entails dealing with funds or securities, prior approval is required. In addition, activities such as seeking elective office require prior approval before any affiliated person may engage in them. In all cases, care must be taken to ensure that these activities do not, in any way, conflict or interfere with serving KCM's Clients. Approval to engage in this type of outside activity is obtained by submitting a written memorandum describing the proposed activity to the Chief Compliance Officer, and receiving written approval therefrom.

XI.      DO YOU HAVE TO REPORT VIOLATIONS OF THE CODE OF ETHICS?

       Yes. All persons subject to this Code of Ethics are required to report any violations of the Code of Ethics of which they have knowledge. Reports should be made to Barry E. Koster, the Chief Compliance Officer. Failure to make such reports will be construed as a violation of the Code of Ethics.

XII.     WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?

         The penalties which may be imposed include:

              o   formal warning;

              o   written reprimand;

              o   restriction of trading privileges;

              o   disgorgement of trading profits;

              o   fine;

              o   suspension or termination of employment; AND/OR

              o   notification to the Securities and Exchange Commission.

         Penalty Factors

              The factors which may be considered when determining the appropriate penalty include, but are not limited to:

              o   the harm to Client interests;

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              o   the extent of unjust enrichment;

              o   the frequency of occurrence;

              o the degree to which there is personal benefit from unique knowledge obtained through employment or association with KCM or Buffalo Funds;

              o   the degree of a perceived conflict of interest;

              o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR

              o the level of accurate, honest and timely cooperation from the person subject to the Code of Ethics.

XIII.    ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE

       As a condition of your employment or association with KCM and/or the Buffalo Funds, you will be asked to certify annually:

              o   that you have read this Code of Ethics;

              o   that you understand this Code of Ethics; AND

              o   that you have complied with this Code of Ethics.

              SEE THE ANNUAL CODE OF ETHICS CERTIFICATION, EXHIBIT D.

XIV.     REPORTING TO FUND DIRECTORS/TRUSTEES

       The Buffalo Funds' Chief Compliance Officer prepares a report at least annually to the Buffalo Funds' Board of Directors/Trustees regarding any violation of this Code of Ethics requiring significant sanctions or otherwise deemed material to the Board. The report outlines the results of the Buffalo Funds', KCM's or an affiliates' Code of Ethics monitoring activities and results from KCM's own annual review required under the Investment Advisers Act of 1940. The report also indicates whether KCM and the Buffalo Funds believe that they have adopted procedures reasonably necessary to prevent their access persons from violating the Code of Ethics.

XV.      APPROVAL OF CODE OF ETHICS

       The Boards of Directors/Trustees of the Buffalo Funds shall approve this Code of Ethics, and any material changes subsequently made to it.

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APPENDIX 1:  DEFINITIONS

1.       "BENEFICIAL OWNERSHIP"  SEE "APPENDIX 2:  WHAT IS BENEFICIAL
         OWNERSHIP?"

2.       "CODE-EXEMPT SECURITY"

       A "code-exempt security" is a security in which you may invest without pre-clearing or reporting such transactions with the Chief Compliance Officer of KCM/Buffalo Funds. Because they do not pose a possibility for abuse, transactions in these securities are exempt from the compliance procedures of this Code of Ethics. The following is the current list of "Code-Exempt Securities":

       o    Direct obligations of the Government of the United States.

       o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

       o    Shares issued by money market funds.

       o Shares issued by open-end funds other than exchange traded funds ("ETFs") or reportable funds, as defined below.

       o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

       o Securities which are acquired through an employer-sponsored automatic payroll deduction plan.

       o    Securities purchased through dividend reinvestment programs.

       o Futures contracts (and option contracts) on the following: Standard & Poor's 500 Index; or Standard & Poor's 100 Index.

       Reportable fund means:

            i. Any fund for which KCM serves as an investment advisor as listed in AFFILIATED MUTUAL FUNDS, SCHEDULE A.

            ii. Any fund whose investment advisor or principal underwriter controls KCM, is controlled by KCM, or is under common control with KCM.

       We may modify this list of securities at any time, please send a written request to the Buffalo Funds to request the most current list.

3.       "INITIAL PUBLIC OFFERING"

       "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.       "PRIVATE PLACEMENT"

       "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.


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5.       "SECURITY"

       A "security" includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

       o    note,

       o    stock,

       o any share in the mutual funds listed on the AFFILIATED MUTUAL FUNDS, SCHEDULE A.

       o    shares of Exchange Traded Funds ("ETFs")

       o    treasury stock,

       o    security future,

       o    bond,

       o    debenture,

       o    evidence of indebtedness,

       o certificate of interest or participation in any profit-sharing agreement,

       o    collateral-trust certificate,

       o    pre-organization certificate or subscription,

       o    transferable share,

       o    investment contract,

       o    voting-trust certificate,

       o    certificate of deposit for a security,

       o    fractional undivided interest in oil, gas or other mineral rights,

       o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or

       o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or

       o any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, future on or warrant or right to subscribe to or purchase, any of the foregoing, or

       o in general, any interest or instrument commonly known as a "security."


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APPENDIX 2:  WHAT IS "BENEFICIAL OWNERSHIP"?

1.       ARE SECURITIES HELD BY FAMILY MEMBERS "BENEFICIALLY OWNED" BY ME?

       PROBABLY. As a general rule, you are regarded as the beneficial owner of securities held in the name of

       o    your spouse;

       o    your minor children;

       o    a relative who shares your home; OR

       o    any other person IF:

            o You obtain from such securities benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the securities held by a friend, you are the beneficial owner; OR

            o    You can obtain title to the securities now or in the future.

2.       ARE SECURITIES HELD BY A COMPANY I OWN ALSO "BENEFICIALLY OWNED" BY ME?

       PROBABLY NOT. Owning the securities of a company does not mean you "beneficially own" the securities that the company itself owns. HOWEVER, you will be deemed to "beneficially own" these securities if:

       o The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in securities; AND

       o    The company has no other substantial business.

       In such cases, you, and those who are in a position to control the company, will be deemed to "beneficially own" the securities owned by the company.

3.       ARE SECURITIES HELD IN TRUST "BENEFICIALLY OWNED" BY ME?

       MAYBE. You are deemed to "beneficially own" securities held in trust if any of the following is true:

       o You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;

       o    You have a vested beneficial interest in the trust; OR

       o You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

       As used in this section, the "immediate family" of a trustee means:

       o    A son or daughter of the trustee, or a descendent of either;

       o    A stepson or stepdaughter of the trustee;

       o    The father or mother of the trustee, or an ancestor of either;

       o    A stepfather or stepmother of the trustee; and

       o    A spouse of the trustee.

       For the purpose of determining whether any of the foregoing relationships exists, a legally adopted child of a person is considered a child of such person by blood.


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4.       ARE SECURITIES IN PENSION OR RETIREMENT PLANS "BENEFICIALLY OWNED" BY
         ME?

       PROBABLY NOT. Beneficial ownership does not include indirect interest by any person in portfolio securities held by a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan.

       However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan.

5.       EXAMPLES OF BENEFICIAL OWNERSHIP

       1.   SECURITIES HELD BY FAMILY MEMBERS

       EXAMPLE 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's securities.

       EXAMPLE 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's securities.

       EXAMPLE 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

       2.   SECURITIES HELD BY A COMPANY

       EXAMPLE 4: ABC is a holding company with five shareholders owning equal shares in the company. Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in securities. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the securities owned by ABC Company's subsidiaries.

       3.   SECURITIES HELD IN TRUST

       EXAMPLE 5: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of the trust.

       EXAMPLE 6: Jane is trustee of an irrevocable trust for her daughter. Jane is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jane is entitled to the corpus. Jane is a beneficial owner of the trust.

       EXAMPLE 7: Tom's spouse is the beneficiary of an irrevocable trust managed by a third party investment adviser. Tom is a beneficial owner of the trust.

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SCHEDULE A: AFFILIATED MUTUAL FUNDS


INVESTMENT ADVISER:
KORNITZER CAPITAL MANAGEMENT, INC.


THE FUNDS:

AFBA 5STAR FUNDS

AFBA 5STAR BALANCED FUND

AFBA 5STAR LARGE CAP FUND

AFBA 5STAR SMALL CAP FUND

AFBA 5STAR USA GLOBAL FUND

AFBA 5STAR HIGH YIELD FUND

AFBA 5STAR SCIENCE & TECHNOLOGY FUND

AFBA 5STAR MID CAP FUND


THE BUFFALO FUNDS

BUFFALO BALANCED FUND

BUFFALO LARGE CAP FUND

BUFFALO SMALL CAP FUND

BUFFALO USA GLOBAL FUND

BUFFALO HIGH YIELD FUND

BUFFALO SCIENCE & TECHNOLOGY FUND

BUFFALO MID CAP FUND

BUFFALO MICRO CAP FUND


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                BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
                                 CODE OF ETHICS

                                                                       EXHIBIT A

                SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

1. REQUEST. I request authorization to enter into the following securities or fund transactions in which I may be deemed to have a beneficial interest.

Name of Company or Fund and Ticker Symbol: _____________________________________

Type of Order: Buy ___ Sell ___ Exchange ___ Tender ___ Other _____ (Explain)

Price (security): Market ___ Limit @___  Stop @_____   Number of Shares: _____

Amount of Transaction (mutual fund):____________________________________________

Broker/Dealer, Bank (Executing Firm): __________________________________________

Registration & Account Number: _________________________________________________

This transaction will comply with all applicable provisions contained in KCM's Code of Ethics.

Signature of Affiliated Person _________________________________ Date: _________

Printed Name of Affiliated Person ______________________________________________

2. APPROVALS. The above transaction is APPROVED based on information provided and must be completed within three business days from the date of approval. If the transaction has not been completed in whole or in part, it may only then be executed if approval for such a subsequent execution is given at the discretion of the Buffalo Funds/KCM Chief Compliance Officer upon additional written request by you.

APPROVAL

Signatures of trader and portfolio manager

__________________________________________________________ Date ________________

__________________________________________________________ Date ________________

Signature of Chief Compliance Officer ____________________ Date ________________


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                BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
                                 CODE OF ETHICS

                                                                       EXHIBIT B

                          INITIAL CODE OF ETHICS REPORT


                                     For period ending__________________________

         By my signature below, I verify I have submitted to the Chief Compliance Officer of Buffalo Funds or Kornitzer Capital Management, Inc. ("KCM") any and all records of any SECURITY in which I may have any direct or indirect BENEFICIAL OWNERSHIP, pursuant to the provisions of the Buffalo Funds/KCM Code of Ethics. The reporting of ownership of the SECURITIES shall not be construed as an admission that I have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY.

         I understand that the Rule requires all SECURITIES BENEFICIALLY OWNED to be reported not later than 10 days after becoming an Access or Investment Person, as defined in the Code of Ethics. This information reported must be current as of 45 days prior to becoming an Access or Investment Person. The name of the broker, dealer, or bank with which I maintain an account in which I directly or indirectly hold any securities is current as of the date I became an Access or Investment Person. I verify that all such information is true, complete and accurate as of the dates indicated.

         Dated this ___ day of _________________, _______.



                                   _____________________________________________
                                   Signature:


                                   Printed Name: _______________________________


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                BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
                                 CODE OF ETHICS

                                                                       EXHIBIT C

                       QUARTERLY SECURITIES REPORTING FORM


                                     For period ending__________________________


         By my signature below, I verify that I have submitted to the Chief Compliance Officer of the Buffalo Funds or Kornitzer Capital Management, Inc. ("KCM") any and all records of every transaction in any SECURITY in which I have, or by reason of such transaction acquire, any direct or indirect BENEFICIAL OWNERSHIP, pursuant to the provisions of the Buffalo Funds/KCM Code of Ethics. The reporting of any transaction shall not be construed as an admission that I have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY.

         I understand that the Rule requires all transactions to be reported not later than 30 days after the end of the calendar quarter in which a transaction was effected. I verify that all such information is true, complete and accurate as of the dates indicated.

         Dated this ___ day of _________________, _______.



                                   _____________________________________________
                                   Signature:


                                   Printed Name: _______________________________


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                BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
                                 CODE OF ETHICS

                                                                       EXHIBIT D

                       ANNUAL CODE OF ETHICS CERTIFICATION


Name: __________________________________________________________________________

Date of Code of Ethics: ________________________________________________________

         I hereby certify and acknowledge by my signature the following:

         1. I have reviewed, read, become familiar with and had an opportunity to ask questions regarding the Buffalo Funds/KCM Code of Ethics.

         2. I understand that strict adherence and compliance with all provisions of the Code of Ethics is required, and that failure to do so will subject me to disciplinary action, as determined within the sole and absolute discretion of the Buffalo Funds or KCM, as applicable.

         3. I have received pre-clearance for any and all personal SECURITIES transactions as required by the Code of Ethics. I have adhered to the further restrictions on my personal securities transactions and other transactions, and I have either refrained from those activities prohibited by the Compliance Manual or received prior approval for the transaction or activity.

         4. I have reported all personal securities transaction as required by the Code of Ethics, and such reports are true, complete and accurate as of the dates submitted.

         5. All potential conflicts of interest with a client or potential client have been avoided by me. Additionally, I have not entered into any business or other relationship with a client or potential client.




______________________                      ____________________________________
Date                                        Signature


                                            Printed Name: ______________________


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